  As filed with the Securities and Exchange Commission on September 30, 1998
                                         Registration Statement No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-3
                             ______________________

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ______________________

                               OPEN MARKET, INC.
             (Exact name of registrant as specified in its charter)
                             ______________________


           DELAWARE                                      04-3214536
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                               ONE WAYSIDE ROAD
                       BURLINGTON, MASSACHUSETTS  01803
                                (781) 359-3000
                       (Address, including zip code, and
                    telephone number, including area code,
                           of registrant's principal
                              executive offices)
                            ______________________

                              JOHN H. CHORY, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                         BOSTON, MASSACHUSETTS  02109
                                (617) 526-6000
                    (Name, address, including zip code, and
                    telephone number, including area code,
                             of agent for service)


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] 333-_______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] 333-__________.


     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

         _____________________________________________________________

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                           Proposed         Proposed
                                             Amount        Maximum           Maximum
         Title of Each Class of               to be     Offering Price      Aggregate        Amount of
       Securities to be Registered         Registered      Per Share     Offering Price   Registration Fee
----------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share    240,077 (1)      $11.50 (2)       2,760,886 (2)     $815
----------------------------------------------------------------------------------------------------------

(1) Consists of 240,077 shares of Common Stock issued in connection with the acquisition of Icentral, Incorporated on April 30, 1998.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on September 28, 1998.

         _____________________________________________________________

     THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 1998


PROSPECTUS

                               OPEN MARKET, INC.


                         240,077 SHARES OF COMMON STOCK

                             _____________________

     This prospectus covers the offer and sale (the "Offering") of 240,077 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), of Open Market, Inc. (the "Company"). The Shares may be offered and sold from time to time for the account of certain stockholders of the Company (the "Selling Stockholders"). See "The Selling Stockholders." The Shares were issued to the Selling Stockholders in connection with the acquisition by the Company of Icentral, Incorporated ("Icentral") on April 30, 1998. See "The Acquisition."

     The Company will not receive any of the proceeds from the sale of the Shares covered by this Prospectus. The Company will bear all costs (excluding any underwriting discounts and commissions or expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in taking possession of or disposing of the Shares), fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus, including, without limitation, all registration and filing fees, additional listing fees, fees and expenses of counsel for the Company, fees and expenses of accountants for the Company, printing expenses and blue sky fees and expenses.

     The Shares covered by this Prospectus may be sold from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest, in the over-the-counter market, through the writing of options on the Shares, in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."

     The Selling Stockholders and intermediaries through whom the Shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. See "Plan of Distribution."

     The Company's Common Stock is traded on the Nasdaq National Market ("Nasdaq") under the symbol "OMKT" On September 28, 1998, the closing sale price of the Common Stock on Nasdaq was $11.00 per share.

                             ______________________

              THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE
               OF RISK.  SEE "RISK FACTORS" BEGINNING ON PAGE 6.
                             ______________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
             OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
                             _____________________

               The date of this Prospectus is September __, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy and information statements and other information concerning the Company can be inspected and copied at the offices of the Nasdaq National Market, Reports Section, 1735 K Street, N.W., Washington, D.C 20006. The Company is required to file electronic versions of these documents through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") under the Securities Act, with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to such Registration Statement. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

          (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 31, 1998;

         (ii) The proxy statement for the Company's Annual Meeting of Stockholders held on May 20, 1998;

        (iii)     The Current Report on Form 8-K of the Company dated April 30,
                  1998;

         (iv) The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1998;

          (v)     The Current Report on Form 8-K of the Company dated June 4,
                  1998;

          (vi) The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 1998;

          (vii)   The Current Report on Form 8-K of the Company dated July 30,
                  1998;

          (viii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on May 3, 1996; and

          (ix) The description of the Company's Series A Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A, filed with Commission on January 30, 1998.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Shares registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). All such requests shall be directed to: Open Market, Inc., One Wayside Road, Burlington, Massachusetts 01803, Attention: Legal Counsel, Telephone: (781) 359-3000.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     Certain statements in this Prospectus and in the documents incorporated herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. For this purpose, any statements contained herein or incorporated herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "plans," "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements. These factors include those set forth in "Risk Factors" herein.

                                  THE COMPANY

     Open Market, Inc. ("Open Market" or the "Company") develops, markets, licenses and supports enterprise-class, application software products that allow its customers to engage in business-to-business and business-to-consumer Internet commerce, information commerce and commercial publishing. Open Market's software includes a wide spectrum of functionality required to conduct business on the Internet effectively, allowing companies to attract customers to their Web sites, to engage the customers in acting upon an offer, to complete the transaction and to service these customers once a transaction has been completed.

     Open Market's software products are used by a variety of companies across a broad spectrum of markets, including telecommunications, financial services, business-to-business, business-to-consumer (retail) and commercial publishing. These businesses take advantage of Open Market's solutions either directly by deploying the software within their own enterprises, or indirectly by procuring services from commerce service providers ("CSPs") running Open Market software. These CSPs offer commerce services to smaller and mid-sized companies that wish to outsource the cost and complexity associated with implementing and maintaining this software within their own organizations.

     Open Market has a differentiated set of products and services that are built upon an innovative product architecture, a fully integrated approach to security and patented technology. Open Market's products are based upon its distinctive SecureLink architecture which addresses the unique requirements of doing business over the Web. SecureLink provides a selling company the freedom to establish its electronic presence using virtually any system platform, any Web server software and any authorizing software or data repository. Similarly, SecureLink imposes few constraints on buyers, allowing them to make purchases from any Web-enabled client. SecureLink also functions over the established Web communications infrastructure including firewalls and proxy servers.

     As of June 30, 1998, the Company offers a comprehensive suite of software products, which include Transact, LiveCommerce, the Folio(R) product and ShopSite.

     Open Market's Transact performs comprehensive order management for Internet commerce, including capturing of orders (item, price, tax and shipping costs), processing orders (authenticating buyers, determining form of payment, processing payment and addressing fulfillment) and servicing orders online (order and shipment status, transaction statements and customer service). The fourth version of Transact was made generally available on March 31, 1998 and represents a significant re-architecture of the product. Transact is sold to two types of customers: (1) enterprise customers which use the product for their own Web-based business activities and (2) CSPs which use the product to provide Internet commerce transaction capabilities to their business customers.

     Open Market's LiveCommerce allows manufacturers, distributors and retailers to create and manage large catalogs on the Web. The Company introduced LiveCommerce in September 1997. In combination with Transact, LiveCommerce represents a comprehensive Internet commerce solution for both large retailers and industrial manufacturers in industries such as scientific equipment, computers, office supplies, replacement parts and electronic components. The Company first shipped LiveCommerce on October 31, 1997.

     In April 1998, Open Market acquired Icentral, Incorporated which developed ShopSite, an easy to use, store building tool. ShopSite, in conjunction with Transact, provides small to medium-sized businesses with a cost-effective way to conduct their business on-line.

     Open Market's Folio products allow publishers to make information available electronically on either CD-ROM or the Internet. The products were developed by ten-year-old Folio Corporation ("Folio") which Open Market acquired in March 1997. The products are widely used by commercial publishers selling business critical information to industries such as tax, legal, accounting, banking and insurance. The combination of the Folio product suite with Transact provides a robust, end-to-end solution for the information commerce market.

     Open Market believes that offering a comprehensive suite of professional services is a critical component of the ultimate success of its customers. In support of this belief, the Company has invested in service program development and worldwide delivery capabilities. Open Market offers a full suite of services to its customers, including maintenance and technical support services, professional services and education services. The Company supports its products from service centers in Burlington, Massachusetts, in Provo, Utah and in Amsterdam, the Netherlands.

     The Company was incorporated in Delaware in December 1993. The Company's executive offices are located at One Wayside Road, Burlington, Massachusetts 01803. Its telephone number is (781) 359-3000, and its internet web site is located at http:/ www.openmarket.com. "OpenMarket," "LiveCommerce," "Folio," "Transact" and "SecureLink" are all trademarks or registered trademarks of the Company.

                                  RISK FACTORS


     The Shares offered hereby involve a high degree of risk. The following risk factors should be considered carefully in addition to the other information included or incorporated by reference in this Prospectus before purchasing the Shares offered hereby.

RAPID TECHNOLOGICAL CHANGE

     The computer software industry is characterized by rapid technological change. As a result, there is uncertainty about the widespread acceptance of new products which can cause significant delays in the sales cycle. The Company must continue to upgrade its own technologies and commercialize products and services incorporating such technologies which may also lengthen the sales cycle. The introduction of product or service enhancements or new products or services embodying new technologies, industry standards or customer requirements could supplant or make obsolete the Company's existing products and services.

DEVELOPING INTERNET MARKET

     The market for the Company's Internet products and services has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants that have introduced and developed products and services for Internet commerce. The Company's future operating results depend upon the development and growth of the market for Internet-based packaged software applications, including electronic commerce applications. The acceptance of electronic commerce in general and, in particular, the Internet as a sales marketing and order receipt and processing medium are highly uncertain and subject to a number of risks. Critical issues concerning the commercial use of the Internet (including security, reliability, cost, ease of use, quality and service and the effect of government regulation) remain unresolved and may impact the growth of the Internet. If the market fails to develop or develops more slowly than expected, the Company's operating results could be materially adversely affected.

RECENT ACQUISITION

     In April 1998, the Company completed the strategic acquisition of Icentral, Incorporated. The Company faces challenges relating to integration of operations such as coordinating geographically separate organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. There can be no assurance that the acquired business or its products will be successful, that the Company will successfully integrate the acquired business into the Company, or that the Company will achieve the desired synergies from the transaction.

PRODUCT RELEASE SCHEDULES

     Delays in the planned release of the Company's new products may adversely affect forecasted revenues, and create operational inefficiencies resulting from staffing levels designed to support the forecasted revenues. The Company's failure to introduce new products, services or product enhancements on a timely basis could delay or hinder market acceptance and allow competitors to gain greater market share than the Company.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

     The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, taxation and the content of products and the nature of services. The adoption of any such laws or regulations may decrease the growth of the Internet or inhibit companies' ability to conduct electronic commerce, which could in turn adversely affect the Company's business, operating results or financial condition. Moreover, the applicability of the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain. Further, due to the encryption technology contained in the Company's products, such products are subject to U.S. export controls. There can be no assurance that such export controls, either in their current form or as may be subsequently enacted, will not delay the introduction of new products or limit the Company's ability to distribute products outside of the United States. While the Company intends to take precautions against unlawful exportation, the global nature of the Internet makes it difficult to effectively control the distribution of the Company's products. In addition, federal or state legislation or regulation may further limit levels of encryption or authentication technology. Further, various countries regulate the import of certain encryption technology and have adopted laws relating to personal privacy issues which could limit the Company's ability to distribute products in those countries. Any such export or import restrictions, new legislation or regulation or government enforcement of existing regulations could have a material adverse impact on the Company's business, operating results and financial condition.

COMPLEX PRODUCTS; LENGTHY SALES CYCLES

     The Company's products are complex and often involve significant investment decisions by prospective customers. Accordingly, the license of the Company's software products can be expected to require the Company to engage in a lengthy sales cycle and to provide a significant level of education to prospective customers regarding the use and benefits of the Company's products. As a result, the Company's sales cycles may be subject to a number of significant delays over which it has little or no control. Delays in such transactions due to lengthy sales cycles or delays in customer production or deployment of a system could have a material adverse effect on the Company's business, operating results and financial condition and could be expected to cause the Company's operating results to vary significantly from quarter to quarter.

SECURITY

     A significant barrier to market acceptance of online commerce and communication is the concern regarding the secure exchange of valuable and confidential information over public networks. The Company relies on encryption and authentication technology to provide the security and authentication necessary to effect the secure exchange of valuable and confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments (such as break-ins and similar disruptive problems caused by Internet users) will not result in a compromise or breach of algorithms used by the Company in its products to protect customer transaction data. If any such compromise or breach were to occur, it could have a material adverse effect on the Company's business, financial condition, and operating results.

COMPETITION

     The market for electronic commerce software is new, rapidly evolving and intensely competitive. The Internet is characterized by an increasing number of market entrants that have introduced or developed products and services for commerce on the Internet. Many of the Company's competitors have greater financial, technical and marketing resources and greater name recognition than does the Company. The market is still new and rapidly evolving, and the Company's operating results will be affected by the number of competitors and their pricing strategies and market acceptance of their products.

DEPENDENCE ON PERSONNEL

     The Company's future success depends in significant part upon the continued service of its key technical and senior management personnel, and its continuing ability to attract and retain highly qualified technical and managerial personnel. The Company's ability to establish and maintain a position of technology leadership in the industry depends in large part upon the skills of its development personnel.

PRICING

     Future prices that the Company is able to charge for its products may decline from historical levels due to competitive reasons and other factors. In the future, the Company may have to reduce the prices of its products substantially or introduce lower-priced lines of products to gain greater market share.

LIMITED OPERATING HISTORY

     The Company has a limited operating history. The Company's ability to successfully market its existing products and to develop and market new products must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

     The Company's expense levels are fixed in advance and based in part on its expectations as to future revenues. Quarterly sales and operating results will generally depend on the volume and timing of orders received within the quarter. The Company may be unable to adjust spending in a timely manner to compensate for unexpected revenue shortfalls. The Company expects in the future to experience significant fluctuations in quarterly operating results that may be caused by many factors, including among other things, the number, timing and significance of product enhancements and new product announcements by the Company or its competitors, the length of the Company's sales cycle, market acceptance of and demand for the Company's products, the pace of development of electronic commerce conducted on the Internet, customer order deferrals in anticipation of enhancements or new products offered by the Company or its competitors, nonrenewal of service agreements, software defects and other product quality problems, the Company's ability to attract and retain key personnel, the extent of international sales, changes in the level of operating expenses and general economic conditions. As a result, the Company's operating results in future quarters may be below the expectations of market analysts and investors.

FOREIGN EXCHANGE

     To the extent that foreign currency exchange rates fluctuate in the future, the Company may be exposed to continued financial risk. Although the Company attempts to limit this risk by denominating most sales in United States dollars and limiting the amount of assets in its foreign operations, there can be no assurance that the Company will be successful in limiting its exposure.

VOLATILITY OF STOCK PRICE

     Open Market's Common Stock is quoted on the Nasdaq National Market. The market price of Open Market's Common Stock, like that for the shares of many other high technology companies, has been and may continue to be volatile. Recently, the stock market in general and the shares of software companies in particular have experienced significant price fluctuations. These broad market fluctuations, as well as general economic and political conditions in the United States and internationally and factors such as quarterly fluctuations in results of operations, the announcement of technological innovations, the introduction of new products by the Company or its competitors and general conditions in the computer hardware and software industries may have a significant impact on the market price of Open Market's Common Stock.

DEPENDENCE ON INTELLECTUAL PROPERTY RIGHTS

     The Company's success is dependent to a significant degree on its proprietary software technology. The Company provides its products to end users generally under nonexclusive, nontransferable licenses for the term of the agreement, which is usually in perpetuity. The Company's policy is to enter into confidentiality and assignment agreements with its employees, consultants, and vendors and generally to control access to and distribution of its software, documentation, and other proprietary information. Notwithstanding these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's software or other proprietary information without authorization or to develop similar software independently. Although the Company holds four U.S. patents covering certain aspects or uses of electronic commerce software, there can be no assurance as to the degree of intellectual property protection such patents will provide. Policing unauthorized use of the Company's products is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted. The laws of other countries may afford the Company little or no effective protection of its intellectual property. There can be no assurance that the steps taken by the Company will prevent misappropriation of its technology or that agreements entered into for that purpose will be enforceable.

RISK OF INFRINGEMENT

     The Company may, in the future, receive notices of claims of infringement of other parties' patent, trademark, copyright, and other proprietary rights. There can be no assurance that claims for infringement or invalidity (or claims for indemnification from our customers resulting from infringement claims) will not be asserted or prosecuted against the Company. In particular, claims could be asserted against the Company for violation of patent, trademark, copyright, or other laws as a result of the use by the Company, its customers, or other third parties of the Company's products to transmit, disseminate, or display information over or on the Internet. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays, or require the Company to enter into royalty or licensing agreements. There can be no assurance that such licenses would be available on reasonable terms, if at all, and the assertion or prosecution of any such claims could have a material adverse effect on the Company's business, financial condition, and operating results.

RISKS OF PRODUCT DEFECTS

     Sophisticated software products, such as those of the Company, may contain undetected errors or failures that become apparent when the products are introduced or when the volume of services provided increases. There can be no assurance that, despite testing by the Company and potential customers, errors will not be found in the Company's products, resulting in loss of revenues, delay in market acceptance, diversion of development resources, damage to the Company's reputation, or increased service and warranty costs, which would have a material adverse effect on the Company's business, financial condition, and operating results.

LITIGATION

     Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's patents, copyright or trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on the Company's business, financial condition, and operating results. Litigation regarding intellectual property rights, copyrights, and patents is increasingly common in the software industry. Intellectual property litigation is complex and expensive, and the outcome of such litigation is difficult to predict. In addition, the Company faces risks on other general corporate legal matters.

YEAR 2000 COMPLIANCE

     The Company recognizes that it must ensure that its products and operations will not be adversely impacted by Year 2000 software failures, which can arise in time-sensitive software applications which utilize a field of two digits to define the applicable year. In such applications, a date using "00" as the year may be recognized as the year 1900 rather than the year 2000. The Company has developed and is in the process of implementing a detailed Year 2000 test procedure into the phase review and software release process to ensure that its software products are Year 2000 compliant. Although management does not expect Year 2000 issues to have a material adverse impact on the Company's business or future results of operations, there can be no assurance that there will not be interruptions of operations, other limitations of system or product functionality or that the Company will not incur significant costs to avoid such interruptions or limitations. In addition, even if the Company's products are Year 2000 compliant, other systems or software used by the Company's customers may not be Year 2000 compliant. The failure of such noncompliant third-party software or systems could affect the performance of the Company's products, which could have a material adverse effect on the Company's business, financial condition and operating results.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The Company will bear all costs (excluding any underwriting discounts and commissions or expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in taking possession of or disposing of the Shares), fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus, including, without limitation, all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, fees and expenses of accountants for the Company, printing expenses and blue sky fees and expenses.

                                THE ACQUISITION

     Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 29, 1998, by and among the Company, Norway Acquisition Corporation, a wholly-owned subsidiary of the Company and Icentral, Incorporated ("Icentral"), the Company acquired all of the outstanding capital stock of Icentral. As payment for the purchase price, the Company issued an aggregate of approximately (i) $720,000 in cash and (ii) 480,140 shares of its Common Stock to the stockholders of Icentral (the "Selling Stockholders").

     Pursuant to the terms of the Merger Agreement, 51,679 shares of the Common Stock of the Company issued to certain of the Selling Stockholders were placed in escrow as a source of indemnification for the Company. These shares are scheduled to be released from escrow on April 30, 1999 provided that shares will not be released from escrow to the extent necessary to secure or satisfy any claim for indemnification made by the Company prior to such date.


                            THE SELLING STOCKHOLDERS

     The following table sets forth, to the knowledge of the Company, certain information, as of September 30, 1998, with respect to the Selling Stockholders for whom the Company is registering the Shares for resale to the public. The Company will not receive any of the proceeds from the sale of the Shares. The shares of Common Stock covered by this Prospectus were issued to the Selling Stockholders in connection with the acquisition of Icentral. See "The Acquisition."

     To the Company's knowledge, none of the Selling Stockholders holds any position or office with, has been employed by, or has otherwise had a material relationship with the Company or any of its subsidiaries within the past three years, except that in connection with the acquisition of Icentral, the Company entered into employment agreements with Gregory Gibson, Jeffrey Windsor, David Hills, Robert Despain and Darren Whittaker.




                          Number of                           Number of       Percentage of
                          Shares of                             Shares          Shares of
                        Common Stock        Number of       of Common Stock   Common Stock
                        Beneficially          Shares        Beneficially       Beneficially
   Name of Selling       Owned Prior      of Common Stock    Owned after       Owned after
    Stockholder         to Offering(1)    Offered Hereby      Offering(1)(2)  Offering (1)(2)
    -----------         --------------    --------------      --------------  ---------------

Gregory Gibson             94,149 (3)         47,075              47,074             *
Jeffrey Windsor            37,307 (3)         18,654              18,653             *
David Hills                25,526 (3)         12,763              12,763             *
Gregory Mockett            16,036              8,018               8,018             *
Timothy Gibson             12,763 (3)          6,382               6,381             *
Jan Johnson                12,331              6,166               6,165             *
Tom Hart                   16,962              8,481               8,481             *
Robert Despain              8,542 (3)          4,271               4,271             *




                          Number of                           Number of       Percentage of
                          Shares of                             Shares          Shares of
                        Common Stock        Number of       of Common Stock   Common Stock
                        Beneficially          Shares        Beneficially       Beneficially
   Name of Selling       Owned Prior      of Common Stock    Owned after       Owned after
    Stockholder         to Offering(1)    Offered Hereby      Offering(1)(2)  Offering (1)(2)
    -----------         --------------    --------------      --------------  ---------------

Darren Whittaker               4,344 (3)            2,172             2,172         *
Don Harrison                   5,918                2,959             2,959         *
David Wingate                  9,818                4,909             4,909         *
David Adams                    5,806                2,903             2,903         *
Trimark Computers              1,375                  688               687         *
Kyle Love                      4,909                2,455             2,454         *
KCL NACT Unitrust                880                  440               440         *
Jesse Clark                      328                  164               164         *
Eddy Toledo                      197                   99                98         *
Dan Johnson                      614                  307               307         *
Nathan Rawlins                 2,087                1,044             1,043         *
Kevin Wiatrowski                 442                  221               221         *
Benjamin McLaughlin              172                   86                86         *
Quinn Jones                      254                  127               127         *
Jason Wright                     349                  175               174         *
Kaelyn Cozby                     246                  123               123         *
Greg Whitehead                 1,964                  982               982         *
David Smith                       79                   40                39         *
Marielle Coquet                1,964                  982               982         *
Kirt Chirstensen               3,927                1,964             1,963         *
Perry Bingham                    197                   99                98         *
Jeremiah Allen                   197                   99                98         *
Scott Frazier                 31,547               15,774            15,773         *
Wasatch Venture
 Fund                        178,910 (3)           89,455            89,455         *

____________________
* Less than one percent of the number of shares of Common Stock outstanding.

(1) The number of shares beneficially owned is determined under rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after September 30, 1998 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the Selling Stockholders are direct or indirect beneficial owners of such shares. The Selling Stockholders have sole voting power and investment power with respect to all shares listed as owned by the Selling Stockholders.

(2) Pursuant to the terms of the Merger Agreement, the Company is required to register 50% of the shares of Common Stock of the Company issued to each of the Selling Stockholders thereunder. Therefore, the Shares covered by this Prospectus represent only 50% of the shares of the Company's Common Stock beneficially owned by each Selling Stockholder. It is unknown if, when or in what amounts a Selling Stockholder may offer Shares for sale and there can be no assurance that the Selling Stockholders will sell any or all of the Shares offered hereby. Because the Selling Stockholders may offer all or some of the Shares pursuant to this Offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares that will be held by the Selling Stockholders after completion of the Offering, no estimate can be given as to the amount of the Shares that will be held by the Selling Stockholders after completion of the Offering. However, for purposes of this table, the Company has assumed that, after completion of the Offering, no Shares will be held by the Selling Stockholders.

(3) Includes the following shares of Common Stock of the Company placed in escrow pursuant to the terms of the Merger Agreement: Gregory Gibson (13,458), Jeffrey Windsor (5,333), David Hills (3,649), Timothy Gibson (1,824), Robert Despain (1,221), Darren Whittaker (621) and Wasatch Venture Fund (25,573).

                              PLAN OF DISTRIBUTION

     The Shares covered hereby may be offered and sold from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market or otherwise, at prices related to the then current market price or in negotiated transactions, including pursuant to one or more of the following methods: (i) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (ii) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (iii) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. In effecting sales, broker-dealers engaged by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholders, or from their pledgees, donees, transferees or other successors in interest in amounts to be negotiated immediately prior to the sale.

     In offering the Shares covered hereby, the Selling Stockholders, or their pledgees, donees, transferees or other successors in interest and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any of the Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Company has agreed with the Selling Stockholders to keep the Registration Statement of which this Prospectus constitutes a part effective until the earlier of (i) such time as all of the Shares have been disposed of pursuant to and in accordance with such Registration Statement or (ii) April 30, 1999.


                                 LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. As of the date of this Registration Statement, certain partners of Hale and Dorr LLP own an aggregate approximately 15,000 shares of the Company's Common Stock.


                                    EXPERTS

     The consolidated financial statements of Open Market, Inc. incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

================================================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION OF AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE HEREOF.

                                _______________

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
Available Information.................................................   2
Incorporation of Certain Documents By Reference.......................   2
Special Note Regarding Forward-Looking Information....................   3
The Company...........................................................   4
Risk Factors..........................................................   6
Use of Proceeds.......................................................  10
The Acquisition.......................................................  11
The Selling Stockholders..............................................  11
Plan of Distribution..................................................  13
Legal Matters.........................................................  14
Experts...............................................................  14

                            ----------------------

================================================================================

================================================================================


                               OPEN MARKET, INC.



                               240,077 SHARES OF
                                 COMMON STOCK



                                ______________

                                  PROSPECTUS
                                ______________



                              September __, 1998

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company (except expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in taking possession of or disposing of the Shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee - Securities and Exchange Commission............  $   815
Legal fees and expenses of the Company.....................  $10,000
Accounting fees and expenses...............................  $ 5,000
Printing expenses..........................................  $ 2,000
Miscellaneous expenses.....................................  $ 2,185

     Total Expenses                                          $20,000
                                                             =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article EIGHTH of the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") provides that no director of the Company shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article NINTH of the Company's Restated Certificate of Incorporation provides that a director or officer of the Company (a) shall be indemnified by the Company against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Company) brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Company against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Company brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Company against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Company determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Company that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Company fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Company notice of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Company's Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Company must indemnify those persons to the fullest extent by such law as to so amended.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The Company has purchased directors' and officers' liability insurance which would indemnify the directors and officers of the Company against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------
 2        Agreement and Plan of Merger, dated as of April 29, 1998, among Open
          Market, Inc., Norway Acquisition Corporation, a wholly-owned subsidiary of Open Market, Inc. and Icentral, Incorporated
          (incorporated by reference to Exhibit 2.1 filed with the Registrant's
          Current Report on Form 8-K dated April 30, 1998).

 5        Opinion of Hale and Dorr LLP.

 23.1     Consent of Arthur Andersen LLP

 23.2     Consent of Hale and Dorr LLP, included in Exhibit 5 filed herewith.

 24       Power of Attorney (See page II-4 of this Registration Statement).



ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on this 28th day of September, 1998.


                              OPEN MARKET, INC.



                              By:  /s/ Regina O. Sommer
                                 ----------------------------------------------
                                 Regina O. Sommer
                                 Senior Vice President and Chief Financial
                                 Officer



                               POWER OF ATTORNEY


     We, the undersigned officers and directors of Open Market, Inc., hereby severally constitute Gary B. Eichhorn, Regina O. Sommer and John H. Chory, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Open Market, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                                   Title                            Date
             ---------                                   -----                            ----

  /s/ Gary B. Eichhorn                President, Chief Executive Officer and       September 28, 1998
------------------------------------  Director (Principal Executive Officer)
    Gary B. Eichhorn


  /s/ Regina O. Sommer                Senior Vice President and Chief Financial    September 28, 1998
------------------------------------  Officer (Principal Financial and Accounting
    Regina O. Sommer                  Officer

  /s/ Gulrez Arshad                   Director                                     September 28, 1998
------------------------------------
   Gulrez Arshad

                                      Director                                     September __, 1998
------------------------------------
   Thomas H. Bruggere

  /s/ Shikhar Ghosh                   Director                                     September 28, 1998
------------------------------------
  Shikhar Ghosh

  /s/ William S. Kaiser               Director                                     September 28, 1998
------------------------------------
   William S. Kaiser

  /s/ Brian J. Knez                    Director                                    September 28, 1998
------------------------------------
   Brian J. Knez

  /s/ Eugene F. Quinn                  Director                                    September 28, 1998
------------------------------------
   Eugene F. Quinn

                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
------    -----------
 2        Agreement and Plan of Merger, dated as of April 29, 1998, among Open
          Market, Inc., Norway Acquisition Corporation, a wholly-owned subsidiary of Open Market, Inc. and Icentral, Incorporated
          (incorporated by reference to Exhibit 2.1 filed with the Registrant's
          Current Report on Form 8-K dated April 30, 1998).

 5        Opinion of Hale and Dorr LLP.

 23.1     Consent of Arthur Andersen LLP

 23.2     Consent of Hale and Dorr LLP, included in Exhibit 5 filed herewith.

 24       Power of Attorney (See page II-4 of this Registration Statement).
